UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2026

Fifth Era Acquisition Corp I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42539	36-5108801
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 1093 Boundary Hall

Cricket Square, Grand Cayman

KY1-1102 Cayman Islands

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (345) 814-5726

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one right	FERAU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	FERA	The Nasdaq Stock Market LLC
Rights, each right entitling the holder to receive one-tenth (1/10) of one Class A ordinary share upon the consummation of the initial business combination	FERAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, Fifth Era Acquisition Corp. I (the “Company”) received a written notice (the “Notice”) from the Nasdaq Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) on September 14, 2026 indicating that the Company was not in compliance with Listing Rule 5450(a)(2), which requires the Company to have at least 400 Total Holders (as defined by Nasdaq Listing Rule 5005(a)(45)) for continued listing on the Nasdaq Global Market (the “Minimum Total Holders Requirement”). The Notice also stated that the Company had until October 29, 2026, to submit a plan to regain compliance with the Minimum Total Holders Requirement. On October 28, 2026, the Company submitted its plan to Nasdaq.

On November 5, 2026, the Company received a notice from Nasdaq, stating that based on the review of the materials that the Company submitted, Nasdaq determined to grant the Company an extension of time to regain compliance with the Minimum Total Holders Requirement. The terms of the extension are as follows: on or before March 15, 2027, the Company must file with Nasdaq documentation from its transfer agent, or independent source, that demonstrates that the Company’s Class A Ordinary Shares have a minimum of 400 Total Holders. In the event the Company does not satisfy the terms, Nasdaq will provide written notification that the Company’s securities will be delisted. At that time, the Company may appeal Nasdaq’s determination to a Listing Qualifications Panel.

Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K consists of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  These forward-looking statements involve risks, uncertainties and assumptions that are difficult to predict. Words such as “must,” “will,” “may,” “intends,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the Company will regain compliance with the Minimum Total Holders Requirement during any applicable cure period or be able to transfer its securities to the Nasdaq Capital Market. Additional factors that could cause actual results to differ from the forward-looking statements herein include potential adverse effects on the Company’s business related to the disclosures made in this Current Report on Form 8-K, volatility of the Company’s stock price, and the other risk factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements contained in this Current Report on Form 8-K speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH ERA ACQUISITION CORP I

Date: November 6, 2026	By:	/s/ Mitchell Mechigian
		Name:	Mitchell Mechigian
		Title:	Chief Executive Officer

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